UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

(330) 856-2443

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Stoneridge, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders on May 12, 2015 (the “2015 Annual Meeting”). The following matters were voted on by shareholders at the 2015 Annual Meeting:

1.	The eight nominees for election to the Board of Directors were elected, each for a one-year term, by the following votes:

Nominee	For	Withheld	Broker Non-Votes
Jonathan B. DeGaynor	22,489,171	663,698	810,702
Jeffrey P. Draime	20,185,540	2,967,329	810,702
Douglas C. Jacobs	22,411,630	741,239	810,702
Ira C. Kaplan	22,464,080	688,789	810,702
Kim Korth	22,441,414	711,455	810,702
William M. Lasky	22,412,530	740,339	810,702
George S. Mayes, Jr.	22,463,812	689,057	810,702
Paul J. Schlather	21,782,909	1,369,960	810,702

2.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015 was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
23,562,966	398,087	2,518	-

3.	A non-binding advisory resolution to approve the 2014 compensation paid to the Company’s Named Executive Officers was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
22,348,666	790,323	13,880	810,702

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 14, 2015	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)